Exhibit 4.1

GENERAL MOTORS COMPANY

2020 LONG-TERM INCENTIVE PLAN

Section 1. Purpose. The purpose of the General Motors Company 2020 Long-Term Incentive Plan (as amended from time to time, the “Plan”) is to incentivize selected employees, consultants, advisors and non-employee directors of General Motors Company (the “Company”) and its Subsidiaries and to align their interests with those of the Company’s stockholders. However, nothing in this Plan or any Award granted pursuant to this Plan shall be interpreted to create or establish an employment relationship between the Company and any Participant.

Section 2. Definitions. As used in the Plan, and unless otherwise specified in an applicable Award Document, the following terms shall have the meanings set forth below:

(a) “Award” means any Option, SAR, Restricted Stock, RSU, Performance Award, Other Stock-Based Award or cash incentive award granted under the Plan.

(b) “Award Document” means any appropriately authorized agreement, contract or other instrument or document evidencing any Award granted under the Plan, whether in electronic form or otherwise, which must be duly executed or acknowledged by a Participant (unless otherwise specifically provided by the Company).

(c) “Beneficiary” means a person designated by a Participant to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant’s death pursuant to Section 14(f).

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means, with respect to any Participant, any of the following unless explicitly excluded by such Participant’s applicable Award Document, and any additional grounds as may be set forth in such Award Document:

(i) the Participant’s commission of, or plea of guilty or no contest to, a felony or comparable local charge in non-U.S. jurisdictions;

(ii) the Participant’s gross negligence or willful misconduct that is materially injurious to the Company or any of its Subsidiaries; or

(iii) the Participant’s material violation of state or federal securities laws.

(f) “Change in Control” means the occurrence of any one or more of the following events:

(i) any Person other than an Excluded Person, directly or indirectly, becomes the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company constituting more than 40 percent of the total combined voting power of the Company’s Voting Securities outstanding; provided that if such Person becomes the beneficial owner of 40 percent of the total combined voting power of the Company’s outstanding Voting Securities as a result of a sale of such securities to such Person by the Company or a repurchase of securities by the Company, such sale or purchase by the Company shall not result in a Change in Control; provided further, that if such Person subsequently acquires beneficial ownership of additional Voting Securities of the Company (other than from the Company), such subsequent acquisition shall result in a Change in Control if such Person’s beneficial ownership of the Company’s Voting Securities immediately following such acquisition exceeds 40 percent of the total combined voting power of the Company’s outstanding Voting Securities;

(ii) at any time during a period of 24 consecutive months, individuals who at the beginning of such period constituted the Board and any new member of the Board whose election or nomination for election was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was so approved (the “Incumbent Board”), cease for any reason to constitute a majority of members of the Board; provided that no individual initially elected or nominated as a director as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to be an Incumbent Director;

(iii) the consummation of a reorganization, merger or consolidation of the Company or any of its Subsidiaries with any other corporation or entity, in each case, unless, immediately following such reorganization, merger or consolidation, more than 60 percent of the combined voting power and total fair market value of the then outstanding Voting Securities of the resulting corporation from such reorganization, merger or consolidation is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the outstanding Voting Securities of the Company immediately prior to such reorganization, merger or consolidation in substantially the same proportion as their beneficial ownership of the Voting Securities of the Company immediately prior to such reorganization, merger or consolidation; or

(iv) the consummation of any sale, lease, exchange or other transfer to any Person (other than a Subsidiary or affiliate of the Company) of assets of the Company and/or any of its Subsidiaries, in one transaction or a series of related transactions within a 12-month period, having an aggregate fair market value of more than 50 percent of the fair market value of the Company and its Subsidiaries immediately prior to such transaction(s).

Notwithstanding the foregoing, in no event shall a “Change in Control” be deemed to have occurred (A) as a result of the formation of a Holding Company, (B) with respect to any Participant, if the Participant is part of a “group” within the meaning of Section 13(d)(3) of the Exchange Act as in effect on the date hereof, which consummates the Change in Control transaction or (C) if the transaction does not constitute a “change in ownership,” “change in effective control,” or “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.

(h) “Committee” means the Executive Compensation Committee of the Board or such other independent committee as may be designated by the Board to perform any functions of the Executive Compensation Committee with respect to this Plan.

(i) “Disability” means, with respect to any Participant, such Participant’s inability upon a Termination of Service to engage in any gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

(j) “Effective Date” means June 17, 2020.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.

(l) “Excluded Person” means (i) the Company, (ii) any of the Company’s Subsidiaries, (iii) any Holding Company, (iv) any employee benefit plan of the Company, any of its Subsidiaries or a Holding Company, or (v) any Person organized, appointed or established by the Company, any of its Subsidiaries or a Holding Company for or pursuant to the terms of any employee benefit plan described in clause (iv).

(m) “Fair Market Value” means with respect to Shares, the closing price of a Share on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal stock market or exchange on which the Shares are quoted or traded, or if Shares are not so quoted or traded, fair market value as determined by the Committee, and with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

(n) Achievement of “Full Career Status” means a Participant’s voluntary Termination of Service (i) at the age of 55 or older with ten or more years of continuous service or (ii) at the age of 62 or older. The chief human resources officer of the Company (or such individual holding a comparable role in the event of a restructuring of positions or re-designation of titles) shall have the binding authority to determine how many years of continuous service a Participant has at any given time.

(o) “Good Reason” means, with respect to any Participant, the occurrence of any of the following acts by the Company, or failure by the Company to act, following or in connection with the occurrence of a Change in Control, unless explicitly excluded in such Participant’s applicable Award Document and any additional grounds, as may be set forth in such Award Document:

(i) a material reduction of such Participant’s base salary or target incentive compensation;

(ii) an involuntary relocation of the geographic location of such Participant’s principal place of employment (or for consultants or advisors, service) by more than 50 miles; or

(iii) only for Participants who are executive officers of the Company covered by Section 16 of the Exchange Act, a material diminution of the Participant’s authority, duties, or responsibilities.

In each case, if such Participant desires to terminate his or her employment or service with the Company or Subsidiary, as applicable, for Good Reason, he or she must first give written notice within 90 days of the initial existence of the facts and circumstances providing the basis for Good Reason to the Company or Subsidiary, as applicable, and allow the Company or Subsidiary, as applicable, 60 days from the date of such notice to rectify the situation giving rise to Good Reason, and in the absence of any such rectification, such Participant must terminate his or her employment or service for such Good Reason within 120 days after delivery of such written notice.

(p) “Holding Company” means an entity that becomes a holding company for the Company or its businesses as part of any reorganization, merger, consolidation or other transaction, provided that the outstanding shares of common stock of such entity and the combined voting power of the then outstanding Voting Securities of such entity are, immediately after such reorganization, merger, consolidation or other transaction, beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Voting Securities of the Company outstanding immediately prior to such reorganization, merger, consolidation or other transaction in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or other transaction, of such outstanding Voting Securities of the Company.

(q) “Incentive Stock Option” means an option representing the right to purchase Shares from the Company, granted pursuant to Section 6, that meets the requirements of Section 422 of the Code.

(r) “Incumbent Board” has the meaning assigned to it in Section 2(f).

(s) “Non-Qualified Stock Option” means an option representing the right to purchase Shares from the Company, granted pursuant to Section 6, that is not an Incentive Stock Option.

(t) “Option” means an Incentive Stock Option or a Non-Qualified Stock Option granted pursuant to Section 6.

(u) “Other Stock-Based Award” means an Award granted pursuant to Section 10.

(v) “Participant” means the recipient of an Award granted under the Plan.

(w) “Performance Award” means an Award granted pursuant to Section 9.

(x) “Performance Period” means a period of one year (or such longer or shorter period established by the Committee from time to time) during which any performance goals specified by the Committee with respect to a Performance Award are measured.

(y) “Person” means any individual or entity, including any two or more Persons deemed to be one “person” as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

(z) “Restricted Stock” means any Share granted pursuant to Section 8.

(aa) “Restricted Stock Unit” or “RSU” means a contractual right granted pursuant to Section 8 that is denominated in Shares. Each RSU represents a right to receive the value of one Share (or a percentage of such value) in cash, Shares or a combination thereof.

(bb) “Shares” means shares of the Company’s common stock, $0.01 par value.

(cc) “Stock Appreciation Right” or “SAR” means a right granted pursuant to Section 7, denominated in Shares, that entitles the Participant within the exercise period to receive a payment (or a number of Shares with a value) equal to the increase in value between the exercise price and the Fair Market Value of the underlying Shares at the date of exercise.

(dd) “Subsidiary” means an entity of which the Company directly or indirectly holds all or a majority of the value of the outstanding equity interests of such entity or a majority of the voting power with respect to the Voting Securities of such entity. Whether employment by or service with a Subsidiary is included within the scope of this Plan shall be determined by the Committee.

(ee) “Termination of Service” means, subject to Section 19, the cessation of a Participant’s employment or service relationship with the Company or a Subsidiary such that the Participant is determined by the Company to no longer be an employee, consultant or non-employee director of the Company or such Subsidiary, as applicable; provided, however, that, unless the Company determines otherwise, such cessation of the Participant’s employment or service relationship with the Company or a Subsidiary, where the Participant’s employment or services for the Company continues at another Subsidiary, or as a member of the Board, shall not be deemed a cessation of employment or service that would constitute a Termination of Service; provided, further, that a Termination of Service shall be deemed to occur for a Participant employed by or providing services to a Subsidiary when the Subsidiary ceases to be a Subsidiary unless such Participant’s employment or service continues with the Company or another Subsidiary. The chief human resources officer of the Company (or such individual holding comparable roles in the event of a restructuring of positions or re-designation of titles) shall have the binding authority to determine whether a Participant has had a cessation of his or her employment or service relationship with the Company or a Subsidiary.

(ff) “Voting Securities” means securities of a Person entitling the holder thereof to vote in the election of the members of the board of directors of such Person or such governing body of such Person performing a similar principal governing function with respect to such Person.

Section 3. Eligibility. The following individuals may be designated by the Committee as a Participant from time to time: (a) a person who serves or is employed as an officer or other employee of the Company or any Subsidiary; (b) a consultant or advisor who provides services to the Company or a Subsidiary; and (c) a non-employee director of the Company. To participate in the Plan, consultants and advisors must meet the definition of employee under Form S-8.

Section 4. Administration.

(a) The Plan shall be administered by the Committee. All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its stockholders and Participants and any Beneficiaries thereof. To the extent permitted by applicable law, the Committee may delegate to one or more members of the Committee or officers of the Company authority to administer the Plan, such as the authority to grant Awards or take any other actions permitted under the Plan, within any limits established by the Committee. Subject to the immediately preceding sentence, the Committee may directly or through its delegate issue rules and regulations for administration of the Plan.

(b) To the extent necessary or desirable to comply with applicable regulatory regimes, any action by the Committee shall require the approval of Committee members who are (i) independent, within the meaning of and to the extent required by applicable rulings and interpretations of the applicable stock market or exchange on which the Shares are quoted or traded; and (ii) non-employee directors within the meaning of Rule 16b-3 under the Exchange Act.

(c) Subject to applicable law, the terms of the Plan, including but not limited to Section 4(a), and such orders or resolutions not inconsistent with the terms of the Plan as may from time to time be adopted by the Board, the Committee or its delegate shall have full power, discretion and authority to: (i) subject to Section 3, designate eligible individuals who will be Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other Awards, other property, net settlement, or any combination thereof, or cancelled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, cancelled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) determine under what circumstances the vesting of an Award shall occur; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) prescribe the form of each Award Document, which need not be identical for each Participant; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents, trustees, brokers, depositories and advisors and determine such terms of their engagement as it shall deem appropriate for the proper administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations; (xi) make any other determination and take any other action that the Committee in its sole discretion deems necessary or desirable for the administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations; and (xii) to construe, interpret and apply the provisions of this Plan.

(d) In addition to the conditions imposed by Section 11, the Committee or its delegate may impose restrictions on any Award at the time of grant in the applicable Award Document or by other action with respect to non-competition, confidentiality and other restrictive covenants as it deems necessary or appropriate.

(e) Notwithstanding any other provision in the Plan to the contrary, in any instance where a determination is to be made under the Plan at the discretion of the Company’s Chief Executive Officer or chief human resources officer (or such individuals holding a comparable role in the event of a restructuring of positions or re-designation of titles), the Company’s Chief Executive Officer shall make such determination in respect of the Company’s chief human resources officer, and the Committee shall make such determination in respect of the Company’s Chief Executive Officer (or, in each case, such individuals holding the comparable roles in the event of a restructuring of positions or re-designation of titles).

Section 5. Shares Available for Awards.

(a) Subject to adjustment as provided in Section 5(c), the maximum number of Shares available for issuance under the Plan shall not exceed 50,000,000 Shares, with each Share subject to (or deliverable with respect to) an Option, SAR, RSU or any other Award reducing the number of Shares available for issuance under the Plan by one Share. The maximum number of Shares available for issuance under Incentive Stock Options shall be 50,000,000.

(b) Any Shares subject to an Award that expires, is cancelled, forfeited or otherwise terminates without the delivery of such Shares, including any Shares subject to an Award to the extent that Award is settled without the issuance of Shares, shall again be, or shall become, available for issuance under the Plan; provided, however, that (i) any Shares surrendered or withheld in payment of any grant, purchase, exercise price of an Award or taxes related to an Award, (ii) any Shares covered by a SAR that is exercised and settled in Shares and (iii) any Shares repurchased in the open market using stock option proceeds, shall not again be available for issuance under the Plan.

(c) In the event that the Committee determines that, as a result of any dividend or other distribution (whether in the form of cash, Shares or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the Shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall adjust equitably any or all of:

(i) the number and type of Shares (or other securities) which thereafter may be made the subject of Awards, including the aggregate and individual limits specified in Section 5(a);

(ii) the number and type of Shares (or other securities) subject to outstanding Awards; and

(iii) the grant, purchase or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(d) Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and newly issued Shares or Shares acquired by the Company.

(e) The maximum number of Shares subject to Awards granted during a single fiscal year to any non-employee Director, taken together with any cash fees paid during the fiscal year to the non-employee Director, in respect of the Director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), shall not exceed $750,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes). The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board or a non-executive lead Director, provided that the non-employee Director receiving such additional compensation may not participate in the decision to award such compensation.

Section 6. Options. The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

(a) The exercise price per Share under an Option shall be determined by the Committee; provided, however, that such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another Option in a manner consistent with the provisions of Sections 409A and 424(a) of the Code.

(b) The term of each Option shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such Option in the form of an Incentive Stock Option and 10 years plus two days from the date of grant of such Option in the form of a Non-Qualified Stock Option.

(c) The Committee shall determine the time or times at which an Option may be exercised in whole or in part.

(d) The Committee shall determine the method or methods by which, and the form or forms, including cash, Shares, other Awards, other property, net settlement, broker assisted cashless exercise or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect thereto may be made or deemed to have been made.

(e) Any Option intended to be treated as an Incentive Stock Option shall be designated as such under the terms of the applicable Award Document. The terms of any such Incentive Stock Option shall comply in all respects with the provisions of Section 422 of the Code.

(f) Subject to Section 12 and Section 13, in general, no portion of an Award of Options is intended to vest prior to the first anniversary of the vesting commencement date set forth in the Award Document; however, the Committee may provide for shorter vesting if appropriate under the circumstances as determined by the Committee. Unless otherwise determined by the Committee, no dividends or dividend equivalents will be earned or paid on the Shares underlying any Options granted and outstanding under the Plan.

Section 7. Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

(a) SARs may be granted under the Plan to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and may, but need not, relate to a specific Option granted under Section 6.

(b) The exercise price per Share under a SAR shall be determined by the Committee; provided, however, that such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such SAR. Notwithstanding the foregoing, a SAR may be granted with an exercise price lower than that set forth in the preceding sentence if such SAR is granted pursuant to an assumption or substitution for another SAR in a manner consistent with the provisions of Sections 409A and 424(a) of the Code.

(c) The term of each SAR shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such SAR.

(d) The Committee shall determine the time or times at which a SAR may be exercised or settled in whole or in part.

(e) Subject to Section 12 and Section 13, in general, no portion of an Award of SARs is intended to vest prior to the first anniversary of the vesting commencement date set forth in the Award Document; however, the Committee may provide for shorter vesting if appropriate under the circumstances as determined by the Committee. Unless otherwise determined by the Committee, no dividends or dividend equivalents will be earned or paid on the Shares underlying any SARs granted and outstanding under the Plan.

Section 8. Restricted Stock and RSUs. The Committee is authorized to grant Awards of Restricted Stock and RSUs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

(a) Shares of Restricted Stock and RSUs shall be subject to such restrictions as the Committee may impose (including any limitation on the right to receive any dividend, dividend equivalent or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate; provided that, subject to Section 12 and Section 13, in general, each Award of Restricted Stock and RSUs (other than Performance Awards) is intended to vest in whole or in part (including in installments) over a period of not less than three years from the vesting commencement date set forth in the Award Document; however, the Committee may provide for shorter vesting if appropriate under the circumstances as determined by the Committee.

(b) With respect to Shares of Restricted Stock, a Participant generally shall have the rights and privileges of a stockholder with respect thereto, including the right to vote such Shares of Restricted Stock and the right to receive dividends or dividend equivalents. Without limiting the generality of the foregoing, if the Award relates to Shares on which dividends are declared during the period that the Award is outstanding, such dividends or dividend equivalents shall be paid in cash on the vesting date of the Restricted Stock Award, subject to satisfaction of the vesting and other conditions of the underlying Award of Restricted Stock, unless otherwise determined by the Committee. Any share of Restricted Stock may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration. For the avoidance of doubt, unless otherwise determined by the Committee, no dividends or dividend equivalent rights shall be provided with respect to any Shares of Restricted Stock that do not vest pursuant to their terms.

(c) With respect to an RSU Award, each RSU covered by such Award shall represent a right to receive the value of one Share in cash, Shares or a combination thereof. An RSU shall not convey to the Participant the rights and privileges of a stockholder with respect to the Share subject to the RSU, such as the right to vote or the right to receive dividends, unless and until a Share is issued to the Participant to settle the RSU. Notwithstanding the foregoing, unless otherwise determined by the Committee in its sole discretion, RSU Awards shall convey the right to receive dividend equivalents on the Shares underlying the RSU Award with respect to any dividends declared during the period that the RSU Award is outstanding. Such dividend equivalent rights shall accumulate and shall be paid in cash on the settlement date of the underlying RSU Award, subject to the satisfaction of the vesting and other conditions of the underlying RSU Award, unless otherwise determined by the Committee. Shares delivered upon the vesting and settlement of an RSU Award may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration. For the avoidance of doubt, unless otherwise determined by the Committee, no dividend equivalent rights shall be provided with respect to any Shares subject to RSUs that do not vest or settle pursuant to their terms.

Section 9. Performance Awards. The Committee is authorized to grant Performance Awards with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a) Performance Awards may be denominated as a cash amount, number of Shares or units or a combination thereof and are Awards which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the grant or the right to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Subject to the terms of the Plan, the performance goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee; provided that, subject to Section 12 and Section 13, in general, each Performance Award is intended to vest in whole or in part (including in installments) over a period of not less than three years from the vesting commencement date set forth in the Award Document; however, the Committee may provide for shorter vesting if appropriate under the circumstances as determined by the Committee.

(b) A Performance Award may be subject to a pre-established formula, such that payment, retention or vesting of the Award is subject to the achievement during a Performance Period or Performance Periods, as determined by the Committee, of a level or levels of, or increases in, in each case as determined by the Committee, one or more performance measures expressed on an absolute or adjusted basis with respect to the Company, including without limitation: asset turnover, cash flow, contribution margin, cost objectives, cost reduction, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA), earnings per share, economic value added, free cash flow, increase in customer base, inventory turnover, liquidity, market share, net income, net income margin, operating cash flow, operating profit, operating profit margin, pre-tax income, productivity, profit margin, quality (internal or external measures), return on assets, return on net assets, return on capital, return on invested capital, return on equity, revenue, revenue growth, stockholder value, stock price, total shareholder return, warranty experience, and/or any other objective or subjective measures determined by the Committee in its sole discretion.

(c) Each performance criterion may be measured on an absolute (e.g., plan or budget) or relative basis. Relative performance may be measured against a group of peer companies, a financial market index or other acceptable objective and quantifiable indices which the Committee selects. With respect to the applicable Performance Period, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the applicable performance measures unsuitable, the Committee may in its discretion modify such performance objectives or the related minimum acceptable level of achievement, in whole or part, as the Committee deems appropriate and equitable. Performance measures may vary from Performance Award to Performance Award, respectively, and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.

(d) Settlement of Performance Awards shall be in cash, Shares, other Awards, or any combination thereof, in the sole discretion of the Committee. The Committee may increase or reduce the amount of a settlement otherwise to be made in connection with a Performance Award.

(e) A Performance Award shall not convey to the Participant the rights and privileges of a stockholder with respect to the Shares subject to the Performance Award, such as the right to vote (except as relates to Restricted Stock) or the right to receive dividends, unless and until Shares are earned pursuant to the Performance Award and are issued to the Participant. Notwithstanding the foregoing, unless otherwise determined by the Committee in its sole discretion, each Performance Award shall convey the right to receive dividend equivalents with respect to any dividends declared during the period that the Performance Award is outstanding, but solely with respect to those Shares underlying the Performance Awards that are earned. Such dividend equivalents rights shall accumulate and shall be paid in cash on the settlement date of the underlying Performance Award, subject to the satisfaction of the performance, vesting and other conditions of the underlying Performance Award, unless otherwise determined by the Committee. For the avoidance of doubt, unless otherwise determined by the Committee, no dividend equivalent rights shall be provided with respect to any Shares subject to a Performance Award that are not earned or do not vest pursuant to the terms of the Performance Award.

Section 10. Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee. For the avoidance of doubt, unless otherwise determined by the Committee, no dividend equivalent rights shall be provided with respect to any Shares subject to an Award that are not earned or do not vest pursuant to the terms of the Award.

Section 11. Conditions Precedent to Awards. As a condition precedent to the vesting, exercise, payment or settlement of any portion of any Award at any time prior to a Change in Control, each Participant shall: (a) refrain from engaging in any activity which will cause damage to the Company or is in any manner inimical or in any way contrary to the best interests of the Company, as determined in the sole discretion of the Company’s Chief Executive Officer or chief human resources officer (or such individuals holding a comparable role in the event of a restructuring of positions or re-designation of titles), (b) not for a period of 12 months following any voluntary termination of employment or service, directly or indirectly, knowingly induce any employee of the Company or any Subsidiary to leave his or her employment for participation, directly or indirectly, with any existing or future employer or business venture associated with such Participant, and (c) furnish to the Company such information with respect to the satisfaction of the foregoing conditions precedent as the Committee may reasonably request. In addition, the Committee may require a Participant to enter into such agreements as the Committee considers appropriate. The failure by any Participant to satisfy any of the foregoing conditions precedent shall result in the immediate cancellation of the unvested portion of any Award and any portion of any vested Award that has not yet been exercised, paid or settled and such Participant will not be entitled to receive any consideration with respect to such cancellation.

Section 12. Effect of Termination of Service on Awards. Subject to Sections 11 and 13, and unless otherwise provided by the Committee in any Award Document, or as the Committee may determine in any individual case, the following shall apply with respect to a Participant’s outstanding Awards upon such Participant’s Termination of Service.

(a) Death. In the event of a Participant’s Termination of Service due to death:

(i) Each Option and SAR held by the Participant shall immediately vest (to the extent not vested) and become exercisable and shall remain exercisable until the third anniversary of the date of death or, if earlier, the expiration date of such Option or SAR.

(ii) Each Restricted Stock and RSU Award held by the Participant shall immediately vest. Any RSU that vests pursuant to the preceding sentence shall be settled within 90 days following the Participant’s death.

(iii) Each outstanding Performance Award held by the Participant (A) shall have any service-based vesting requirements waived, (B) shall be earned based upon the achievement of the performance conditions applicable to such Award, and (C) shall be paid or settled on the scheduled settlement date or dates as provided under the terms of the applicable Award Document.

(b) Disability. In the event of a Participant’s Termination of Service due to Disability:

(i) Each Option and SAR held by the Participant shall continue to vest and become exercisable in accordance with its existing vesting schedule and shall remain exercisable until the expiration date of such Option or SAR.

(ii) Each Restricted Stock and RSU Award held by the Participant shall continue to vest in accordance with its existing vesting schedule. Each RSU that vests pursuant to the preceding sentence shall be settled on the scheduled settlement date or dates as provided under the terms of the applicable Award Document.

(iii) Each outstanding Performance Award held by the Participant (A) shall have any service-based vesting requirements waived, (B) shall be earned based upon the achievement of the performance conditions applicable to such Award and (C) shall be paid or settled on the scheduled settlement date or dates as provided under the terms of the applicable Award Document.

(c) Full Career Status Termination. In the event of a Participant’s Termination of Service after achieving Full Career Status:

(i) With respect to each outstanding Option and SAR held by the Participant:

(A) If such Termination of Service occurs on or prior to the one-year anniversary of the grant date of the Award (or if earlier, the one-year anniversary of the vesting commencement date as set forth in the Award Document), such Award shall be prorated (as set forth in the Award Document) and the pro-rata portion of the Award that is retained shall continue to vest in accordance with its existing vesting schedule, with the remaining portion of the Award being forfeited. Options and SARs that vest pursuant to this Section 12(c)(i)(A) shall become exercisable and remain exercisable until the expiration date of such Option or SAR as provided under the terms of the applicable Award Document.

(B) If such Termination of Service occurs after the one-year anniversary of the grant date of such Award (or if earlier, the one-year anniversary of the vesting commencement date as set forth in the Award Document), such Award shall continue to vest in accordance with its existing vesting schedule. Options and SARs that vest pursuant to this Section 12(c)(i)(B) shall become exercisable and remain exercisable until the expiration date of such Option or SAR as provided under the terms of the applicable Award Document.

(ii) With respect to each outstanding Restricted Stock or RSU Award held by the Participant:

(A) If such Termination of Service occurs on or prior to the one-year anniversary of the grant date of the Award (or if earlier, the one-year anniversary of the vesting commencement date as set forth in the Award Document), such Award shall be prorated (as set forth in the Award Document) and the pro-rata portion of the Award that is retained shall continue to vest in accordance with its existing vesting schedule, with the remaining portion of the Award being forfeited. RSUs that vest pursuant to this Section 12(c)(ii)(A) shall be settled on the scheduled settlement date or dates as provided under the terms of the applicable Award Document.

(B) If such Termination of Service occurs after the one-year anniversary of the grant date of such Award (or if earlier, the one-year anniversary of the vesting commencement date as set forth in the Award Document), such Award shall continue to vest in accordance with its existing vesting schedule. RSUs that vest pursuant to this Section 12(c)(ii)(B) shall be settled on the scheduled settlement date or dates as provided under the terms of the applicable Award Document.

(iii) With respect to each outstanding Performance Award held by the Participant:

(A) If such Termination of Service occurs within the first year of the Performance Period, (x) the Performance Award shall be prorated (as set forth in the Award Document) and the pro-rata portion of the Performance Award that is retained shall have any service-based vesting requirements waived, (y) the pro-rata portion of the Performance Award that is retained shall be earned based upon the achievement of the performance conditions applicable to such Award, and (z) the Performance Award shall be paid or settled on the scheduled settlement date or dates as provided under the terms of the applicable Award Document.

(B) If such Termination of Service occurs after the first year of the Performance Period, the Performance Award (x) shall have any service-based vesting requirements waived, (y) shall be earned based upon the achievement of the performance conditions applicable to such Award, and (z) shall be paid or settled on the scheduled settlement date or dates as provided under the terms of the applicable Award Document.

(d) Other Terminations. In the event of a Participant’s Termination of Service for any reason not specified in this Section 12, the Participant shall not be entitled to retain any portion of an Award; provided that any Option or SAR that is vested on the date of the Termination of Service shall remain outstanding and exercisable until the earlier of (i) the applicable expiration date of such Option or SAR or (ii) 90 days after the Termination of Service.

(e) Termination Pursuant to Approved Separation Agreement or Program. Notwithstanding the above provisions, in the event of a Participant’s Termination of Service pursuant to an approved separation agreement or program, such Participant will not be entitled to retain any portion of an Award; provided that any Option or SAR that is vested on the date of the Termination of Service shall remain outstanding and exercisable until the earlier of (i) the applicable expiration date of such Option or SAR or (ii) 90 days after the Termination of Service.

(f) Alternative Treatment. Notwithstanding the foregoing, the Committee may provide for any alternative treatment of outstanding Awards, and the circumstances in which, and the extent to which, any such Awards may be exercised, settled, vested, paid or forfeited in the event of a Participant’s Termination of Service prior to the end of a Performance Period or the exercise, vesting or settlement of such Award, either in an Award Document or, subject to Section 15, by Committee action after the grant of an Award. Unless otherwise provided in an Award Document or otherwise determined by the Committee, a qualifying leave of absence shall not constitute a Termination of Service. A Participant’s absence or leave shall be deemed to be a qualifying leave of absence if so provided under the Company’s employee policies or if approved by the Company’s chief human resources officer (or such individual holding a comparable role in the event of a restructuring of positions or redesignation of titles).

Section 13. Effect of a Change in Control on Awards.

(a) In the event of a Change in Control, unless otherwise provided in an Award Document, outstanding Options and SARs shall be treated as described in subsection (i) below, outstanding Restricted Stock and RSUs shall be treated as described in subsection (ii) below and outstanding Performance Awards shall be treated as described in subsection (iii) below.

(i) (A) If in connection with the Change in Control, any outstanding Option or SAR is continued in effect or converted into an option to purchase or right with respect to stock of the successor or surviving corporation (or a parent or subsidiary thereof) which conversion shall comply with Sections 424 (to the extent applicable) and 409A of the Code, then upon the occurrence of a Termination of Service of a Participant by the Company without Cause or a Termination of Service by such Participant for Good Reason within 24 months following the Change in Control, such Option(s) or SAR(s) held by such Participant shall vest and become exercisable and shall remain exercisable until the earlier of the expiration of its full specified term or the first anniversary of such Termination of Service.

      (B) If outstanding Options or SARs are not continued or converted as described in subsection (i)(A) above, such Options or SARs shall vest and become fully exercisable effective immediately prior to the Change in Control (in a manner facilitating full exercise, including cashless exercise by Participants subject to the Change in Control) and any Options or SARs not exercised prior to the Change in Control shall be cancelled without consideration effective as of the Change in Control.

(ii) (A) If in connection with the Change in Control, any outstanding Restricted Stock or RSU is continued in effect or converted into a restricted stock or unit representing an interest in stock of the successor or surviving corporation (or a parent or subsidiary thereof) on a basis substantially equivalent to the consideration received by stockholders of the Company in connection with the Change in Control, then upon the occurrence of a Termination of Service of a Participant by the Company without Cause or a Termination of Service by such Participant for Good Reason within 24 months following the Change in Control, such restricted stock or unit(s) held by such Participant shall vest and, in the case of units, be immediately due and payable.

      (B) If outstanding Restricted Stock or RSUs are not continued or converted as described in subsection (ii)(A) above, such Restricted Stock or RSUs shall vest and, in the case of RSUs, be due and payable effective immediately prior to the Change in Control.

(iii) With respect to each outstanding Performance Award, (A) the Performance Period shall end as of the date immediately prior to such Change in Control and the Committee shall determine the extent to which the performance criteria applicable to such Performance Award have been satisfied at such time, (B) the portion of such Performance Award that is deemed to have been earned pursuant to clause (A) above shall be converted into a time-vesting Award of equivalent value to which any service vesting requirements applicable to the predecessor Performance Award shall continue to apply and (C) the converted time-vesting Award shall be paid or settled on the settlement date or dates as provided under the terms of the predecessor Performance Award that would have applied had a Change in Control not occurred; provided that upon the occurrence of a Termination of Service of a Participant by the Company without Cause or a Termination of Service by such Participant for Good Reason within 24 months following the Change in Control, any service vesting requirements applicable to any such converted Award shall be deemed to have been met and such converted Award shall be immediately paid or settled upon such Termination of Service.

For purposes of subsections (i) and (ii) above, no Option, SAR, Restricted Stock or RSU (including Performance Awards denominated in any of the foregoing forms) shall be treated as “continued or converted” on a basis consistent with the requirements of subsection (i)(A) or (ii)(A), as applicable, unless the stock underlying such award after such continuation or conversion consists of securities of a class that is widely held and publicly traded on a U.S. national securities exchange.

(b) In addition, in the event of a Change in Control and to the extent not less favorable to a Participant than the provisions of Section 13(a) above or the applicable Award Document, the Committee, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such Change in Control, may take any one or more of the following actions whenever the Committee determines that such action is appropriate or desirable in order to prevent the dilution or enlargement of the benefits intended to be made available under the Plan or to facilitate the Change in Control transaction:

(i) to terminate or cancel any outstanding Award in exchange for a cash payment (and, for the avoidance of doubt, if as of the date of the Change in Control, the Committee determines that no amount would have been realized upon the exercise of the Award or other realization of the Participant’s rights, then the Award may be cancelled by the Company without payment of consideration);

(ii) to provide for the assumption, substitution, replacement or continuation of any Award by the successor or surviving corporation (or a parent or subsidiary thereof) with cash, securities, rights or other property to be paid or issued, as the case may be, by the successor or surviving corporation (or a parent or subsidiary thereof), and to provide for appropriate adjustments with respect to the number and type of securities (or other consideration) of the successor or surviving corporation (or a parent or subsidiary thereof), subject to any replacement awards, the terms and conditions of the replacement awards (including, without limitation, any applicable performance targets or criteria with respect thereto) and the grant, exercise or purchase price per share for the replacement awards;

(iii) to make any other adjustments in the number and type of securities (or other consideration) subject to outstanding Awards and in the terms and conditions of outstanding Awards (including the grant or exercise price and performance criteria with respect thereto) and Awards that may be granted in the future; and

(iv) to provide that any Award shall be accelerated and become exercisable, payable and/or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Document.

Section 14. General Provisions Applicable to Awards.

(a) Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(b) Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(c) Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in the form of cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined by the Committee in its discretion, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.

(d) Except pursuant to Section 14(f) or the laws of descent, no Award and no right under any Award may be voluntarily or involuntarily assigned, alienated, sold or transferred, including as between spouses or pursuant to a domestic relations order in connection with dissolution of marriage, or by operation of law. An Award, and any rights under an Award, shall be exercisable only by the Participant during the Participant’s lifetime unless a court of competent jurisdiction determines that the Participant lacks the capacity to handle his or her own affairs, in which case an Award or any rights under an Award may be exercised by the person to whom such court has expressly granted authority to exercise such Award or the rights under such Award on the Participant’s behalf. After the Participant’s lifetime, an Award and any rights under an Award shall be exercisable only by the designated Beneficiary, by the person who obtains an interest pursuant to laws of descent or by the Participant’s estate. In the event a person who so obtains an interest in an Award is determined by a court of competent jurisdiction to lack the capacity to handle his or her own affairs, an Award or any rights under an Award may be exercised by the person to whom such court has expressly granted authority to exercise such Award or the rights under such Award on the person’s behalf. The Plan shall not recognize any grant of authority to exercise an Award or any rights under an Award except as set forth in this Section 14(d). The provisions of this Section 14(d) shall not apply to any Award that has been fully exercised or settled, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof or of the Plan.

(e) Notwithstanding any other provision of the Plan, the Committee may determine at any time and in its sole discretion to delay any amounts payable with respect to any Award, provided that such Award is payable no later than December 31 of the year following the end of the applicable Performance Period.

(f) A Participant may designate a Beneficiary or change a previous Beneficiary designation at such times prescribed by the Committee by using forms and following procedures approved or accepted by the Committee for that purpose.

(g) Any Awards granted under the Plan (including any amounts or benefits arising from such Awards) shall be subject to any clawback or recoupment policies the Company has in place from time to time.

(h) Subject to the requirements of Section 409A of the Code, if the Company or any Subsidiary has any unpaid claim against a Participant arising out of or in connection with the Participant’s employment or service with the Company or any Subsidiary, prior to settlement of an Award, such claim may be offset against Awards under this Plan (up to $5,000 per year) and at the time of vesting or settlement of any Award, such claim may be offset in total. Such claims may include, but are not limited to, unpaid taxes or corporate business credit card charges.

Section 15. Amendments and Termination.

(a) Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Document or in the Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) stockholder approval if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the Shares are principally quoted or traded, or (ii) the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except (A) to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, (B) to impose any clawback or recoupment provisions with respect to any Awards (including any amounts or benefits arising from such Awards) adopted by the Company from time to time, or (C) as the Board determines in good faith to be in the best interests of the Participants affected thereby. Notwithstanding anything to the contrary in the Plan, the Committee may amend the Plan, or create sub-plans, in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations to the extent that such action would not require shareholder approval. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

(b) The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any provision of the Plan or any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or Beneficiary of an Award; provided, however, that no such action shall materially adversely affect the rights of any affected Participant or holder or Beneficiary under any Award theretofore granted under the Plan, except (i) to the extent any such action is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, (ii) to impose any clawback or recoupment provisions with respect to any Awards (including any amounts or benefits arising from such Awards) adopted by the Company from time to time, or (iii) as the Committee determines in good faith to be in the best interests of the Participants affected thereby.

(c) The Committee may specify in an Award Document that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to the conditions set forth in Section 11 and any otherwise applicable vesting or performance conditions of an Award. Such events may include (without limitation) a Termination of Service with or without Cause (and, in the case of any Cause that is resulting from an indictment or other non-final determination, the Committee may provide for such Award to be held in escrow or abeyance until a final resolution of the matters related to such event occurs, at which time the Award shall either be reduced, cancelled or forfeited (as provided in such Award Document) or remain in effect, depending on the outcome), violation of material policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is determined in the sole discretion of the Committee to be detrimental to the business or reputation of the Company and/or its Subsidiaries.

(d) Notwithstanding the foregoing, except as provided in Section 5(c) or in connection with a Change in Control, without approval of the Company’s stockholders, (i) no action shall directly or indirectly, through cancellation and regrant, through voluntary surrender and regrant, or any other method, reduce, or have the effect of reducing, the exercise price of any Option or SAR established at the time of grant thereof, and (ii) no Option or SAR may be cancelled in exchange for cash or other securities at any time when the exercise price for such Option or SAR is greater than the Fair Market Value of the Shares underlying such Option or SAR.

Section 16. Miscellaneous.

(a) No employee, consultant, advisor, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, consultants, advisors, Participants or holders or Beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Committee maintains the right to make available future grants under the Plan.

(b) The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Subsidiary. Further, the Company or the applicable Subsidiary may at any time dismiss a Participant free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Document or in any other agreement binding the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Document.

(c) Nothing contained in the Plan shall prevent the Committee or the Company from adopting or continuing in effect other or additional compensation arrangements (including Share-based arrangements), and such arrangements may be either generally applicable or applicable only in specific cases.

(d) The Company (or any Subsidiary) shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other Awards, other property, net settlement, or any combination thereof) of applicable withholding taxes due in respect of an Award, its exercise or settlement or any payment or transfer under such Award or under the Plan and to take such other action (including providing for elective payment of such amounts in cash or Shares by the Participant) as may be necessary in the opinion of the Company (or the Subsidiary) to satisfy all obligations for the payment of such taxes.

(e) If any provision of the Plan or any Award Document is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the sole determination of the Committee, materially altering the intent of the Plan or the Award Document, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award Document shall remain in full force and effect.

(f) Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(g) No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be cancelled, terminated or otherwise eliminated.

(h) Awards may be granted to Participants who are non-United States nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants who are employed or providing services in the United States as may, in the judgment of the Committee, be necessary or desirable to recognize differences in local law, tax policy or custom. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.

(i) Neither the establishment of the Plan, nor any Award under the Plan, nor an individual’s participation in the Plan, is intended to form part of a Participant’s remuneration for the purposes of determining payments in lieu of notice of termination of employment, severance payments, leave entitlements, or any other compensation payable to a Participant, and no Award, payment, or other right or benefit, under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit-sharing, group insurance, welfare or benefit plan of the Company or any Subsidiary.

Section 17. Effective Date of the Plan. The Plan shall be effective as of the Effective Date, subject to stockholder approval.

Section 18. Term of the Plan. No Award shall be granted under the Plan after the earliest to occur of (a) the tenth anniversary of the Effective Date, (b) the maximum number of Shares available for issuance under the Plan have been issued, or (c) the Board terminates the Plan in accordance with Section 15(a). However, unless otherwise expressly provided in the Plan or in an applicable Award Document, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

Section 19. Section 409A of the Code. With respect to Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan and any Award Document shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and, to the extent necessary, deemed amended so as to avoid this conflict. If an amount payable under an Award as a result of the Participant’s Termination of Service (other than due to death) occurring while the Participant is a “specified employee” under Section 409A of the Code constitutes a deferral of compensation subject to Section 409A of the Code, then payment of such amount shall not occur until six months and one day after the date of the Participant’s Termination of Service, except as permitted under Section 409A of the Code. To the extent any amount that is “nonqualified deferred compensation” for purposes of Section 409A of the Code becomes payable upon a Termination of Service, such Termination of Service shall not be deemed to have occurred any earlier than a “separation from service” would occur under Section 409A of the Code, and related regulations and guidance thereunder. Notwithstanding any of the foregoing, the Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not satisfy the provisions thereof.

Section 20. Data Protection. By participating in the Plan, the Participant consents to the holding and processing of personal information provided by the Participant to the Company or any Subsidiary, trustee or third party service provider, for all purposes relating to the operation of the Plan. These include, but are not limited to:

(a) administering and maintaining Participant records;

(b) providing information to the Company, Subsidiaries, trustees of any employee benefit trust, registrars, brokers or third party administrators of the Plan;

(c) providing information to future purchasers or merger partners of the Company or any Subsidiary, or the business in which the Participant works; and

(d) transferring information about the Participant to any country or territory that may not provide the same protection for the information as the Participant’s home country.

Section 21. Governing Law and Consent to Jurisdiction/Venue. The Plan and the Award Documents shall be exclusively construed and interpreted according to the laws of the State of Delaware, without application of its conflict of law provisions. The Company and each Participant also irrevocably consent to the exclusive personal jurisdiction and venue of the Chancery Court of the State of Delaware and the United States District Court for the District of Delaware for any action, claim or dispute arising out of or relating to the Plan and Award Documents.